UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant

On April 22, 2005, McConnell & Jones LLP was appointed as the independent auditor for the Rowan Companies, Inc. Savings and Investment Plan  and the LeTourneau, Inc. Savings and Investment Plan (the "Plans") for the year ended December 31, 2004.  Deloitte & Touche LLP ("Deloitte"), the Plans' independent auditor for the two most recent fiscal years, has been dismissed.

The decision to change auditors was approved by the Audit Committee of the Board of Directors of Rowan Companies, Inc. (the "Company") on April 22, 2005.

The audit reports of Deloitte on the financial statements of the Plans for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through April 22, 2005, there were no disagreements between the Plans and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report on the Plans' financial statements.

During the two most recent fiscal years and through April 22, 2005, there were no "reportable events" with respect to the Plans as that term is defined in Item 304(a)(1)(v) of Regulation S−K.

During the two most recent fiscal years and through April 22, 2005, the Company did not consult with McConnell & Jones LLP with respect to the Plans regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S−K.

The Plans provided a copy of the foregoing disclosures to Deloitte prior to the date of the filing of this report and requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8−K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

16.1	Letter addressed to the Securities and Exchange Commission from Deloitte and Touche LLP dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: May 3, 2005

INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

16.1	Letter addressed to the Securities and Exchange Commission from Deloitte and Touche LLP dated May 3, 2005